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                                                                   EXHIBIT 24(b)


                                  CERTIFICATE

        I, Linda L. O'Keefe, hereby certify that I am Assistant Secretary of ORYX ENERGY COMPANY, a Delaware corporation and that the following is a true and correct copy of a resolution adopted by the Board of Directors of Oryx Energy Company on the 6th day of March, 1997:

        RESOLVED that the Annual Report of Sun Energy Partners, L.P. ("MLP") to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1996, prepared and to be filed by the Company as managing general partner of the MLP, is hereby approved in the form presented to this meeting as Exhibit D, subject to such revisions or amendments as may be approved by the Executive Vice President, Finance, and Chief Financial Officer or the Comptroller and Corporate Planning Director to assure compliance with applicable laws and regulations, and that said officers or either of them is hereby authorized to sign the Form 10-K on behalf of the Company.

        I further certify that this resolution has not been revoked or amended, and is now in full force and effect.

        Executed this 19th day of March, 1997.

                                                /s/  LINDA L. O'KEEFE
                                                ------------------------------
                                                LINDA L. O'KEEFE